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                                                                  EXHIBIT (a)(5)

              NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

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If you previously elected to reject NMT Medical, Inc.'s offer to exchange options, and you would like to change your election and accept this offer, you must sign this Notice and execute a new Election Form and return both documents to Philip A. Hoffstein before 5 p.m., Boston, Massachusetts Time, on April 23, 2001, unless the offer is extended. If you have questions, please call Philip A. Hoffstein at (617) 737-0930.
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To NMT Medical, Inc.:

     I previously received a copy of the offer to Exchange (dated March 27, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject NMT Medical's offer to exchange options. I now wish to change that election and accept your offer to exchange options. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Philip A. Hoffstein, I will be able to withdraw my rejection of the offer and accept the offer to exchange options instead. I have read, understand and agree to all of the terms and conditions of the offer to exchange options.

     I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Philip A. Hoffstein before 5 p.m., Boston, Massachusetts Time, on April 23, 2001, or if NMT Medical extends the deadline to exchange options, before the extended expiration of the offer.

     I further understand that NMT Medical will not exchange any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

     I accept the offer to exchange options.

X
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 Signature

Date:               , 2001
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Name:
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      (Please Print)